UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 21, 2006
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

435 Newbury Street, Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(978) 762-8999

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Director and Principal Officer; Appointment of Principal Officer.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Resignation Letter
Response Letter

Item 5.02. Departure of Director and Principal Officer; Appointment of Principal Officer.
Departure of Director
On September 21, 2006, John Miclot resigned from the Board of Directors of Medwave, Inc., a Delaware corporation (“Medwave”). Mr. Miclot was the Chairman of the Compensation Committee, a member of the Nominating and Corporate Governance Committee and served in the class of Medwave Directors whose term expires at the annual meeting of stockholders to be held in 2008. The resignation was accompanied with a letter from Mr. Miclot attached hereto as Exhibit 17.1. Mr. Miclot’s resignation letter indicates that his resignation was prompted by his disagreement with the continuing members of the Board of Directors concerning the process followed and decisions reached by them regarding the development of the business and the resignation of Mr. O’Malley as CEO.
Item 9.01 Financial Statements and Exhibits.
      (d) Exhibits.

Exhibit No.	Title
17.1	Resignation Letter of John Miclot dated September 21, 2006

17.2	Response Letter from John Miclot dated September 26, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
Date: September 26, 2006	By:	/s/ Frank Katarow
Chief Executive Officer (interim)

EXHIBIT INDEX

Exhibit No.	Title
17.1	Resignation Letter of John Miclot dated September 21, 2006

17.2	Response Letter from John Miclot dated September 26, 2006